UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Golda Meir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2012, the Board of Directors (the “Board”) of PROLOR Biotech, Inc., a Nevada corporation (the “Company”), appointed Adam K. Stern as a director to fill a vacancy on the Board. The Board has determined that Mr. Stern is independent under the rules of the NYSE MKT. Mr. Stern previously served as a director of the Company from May 2007 until June 2011, and he is currently the head of Private Equity Banking at Aegis Capital and CEO of SternAegis Ventures.

There are no arrangements or understandings between Mr. Stern and any other person pursuant to which Mr. Stern was appointed as a director of the Company.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Stern was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

prolor biotech, inc.

Date: November 7, 2012	By:	/s/ Shai Novik
Shai Novik
President